EXHIBIT 99.1

Xcerra Announces Third Quarter Results

Third Fiscal Quarter Notables:

  Semiconductor Test Solutions Up 18% quarter over quarter
  Strong demand for PCB testers continues
  Factory acceptance received for first MEMS test cell solution

NORWOOD, Mass., May 28, 2015 (GLOBE NEWSWIRE) -- Xcerra Corporation (Nasdaq:XCRA), today announced financial results for its third fiscal quarter ended April 30, 2015.

Net sales for the quarter were $103,643,000, compared to the prior quarter's net sales of $92,284,000. GAAP net income for the quarter was $4,738,000, or $0.09 per diluted share. Excluding restructuring charges of $530,000 and amortization expenses totaling $446,000, non-GAAP net income for the quarter was $5,714,000, or $0.10 per diluted share. The better than model performance is due to favorable product mix and lower expenses due to foreign currency exchange.

Dave Tacelli, chief executive officer and president, commented, "As expected the Company experienced strong growth in semiconductor test solution (STS) sales over the previous quarter. Aside from the impact of foreign currency exchange, our target markets in STS are on track to see year over year growth. Over the next several years we expect the Internet of Things (IoT) to be an important technology driver of our overall STS business, an area where our products are well positioned.

We made important progress on several new product fronts. Both our automotive radar and MEMS test cell solutions have been approved by their respective initial customers. We made significant progress on the qualification of our WLCSP InCarrier solution, as well as, application development for a new Diamondx target market. Our PCB test business continues to see high demand for its products, including the recently introduced A8-16a for automated testing of large size boards."

Fourth Quarter Fiscal 2015 Outlook

For the fiscal quarter ending July 31, 2015 net sales are expected to be in the range of $110 million to $115 million. Non-GAAP net income for the quarter is expected to be in the range of $0.11 to $0.16 per share, assuming 55 million fully diluted shares outstanding. Fourth quarter guidance assumes a normalized product mix. The non-GAAP net income guidance excludes amortization of purchased intangible assets of approximately $450,000.

The Company will conduct a conference call today, May 28, 2015, at 10:00 AM EDT to discuss this release. The conference call may be accessed via telephone by dialing (877) 853-5334. The call will be simulcast via the Xcerra web site http://www.xcerra.com/events-presentations.html. Audio replays of the call can be heard through May 30, 2015 via telephone, by dialing (855) 859-2056; conference ID number 43952212. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at http://www.xcerra.com/events-presentations.html.

Information About Non-GAAP Measures

Xcerra supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net income for the quarter ended April 30, 2015 excludes the amortization of purchased intangible assets, restructuring charges, and purchase accounting adjustments. Management believes these non-GAAP measures are useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Any statements in this presentation about future expectations, plans and prospects for the Company, financial guidance on revenue, financial operating results (including net income or loss), and earnings or loss per share, continued customer adoption of recent product introductions, product developments, potential customer expansion and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the Company's use of the words "believes," "anticipates," "plans," "expects," "may," "will," "would," "should," "intends," "estimates," "seeks" or similar expressions, whether negative or affirmative. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to whether the Company is able to timely develop new products, options and software applications, the level of customer demand for such products, options and software applications, the Company's ability to meet acceptance requirements for newly developed products, the conditions affecting the markets in which we compete, the Company's ability to meet its debt service obligations under its existing credit arrangement with Silicon Valley Bank, as well as the other important factors as are described in the Company's filings with the U.S. Securities and Exchange Commission, including those included under the heading "Risk Factors" in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2015. The Company disclaims any intention or obligation to update any forward-looking statements after the date of this presentation.

About Xcerra

Xcerra Corporation is comprised of four businesses in the semiconductor and electronics manufacturing test markets: atg-Luther & Maelzer, Everett Charles Technologies, LTX-Credence and Multitest. The combination of these businesses creates a company with a broad spectrum of semiconductor and PCB test expertise that drives innovative new products and services, and the ability to deliver to customers fully integrated semiconductor test cell solutions. The Company addresses the broad, divergent requirements of the mobility, industrial, automotive and consumer end markets, offering a comprehensive portfolio of solutions and technologies, and a global network of strategically deployed applications and support resources. Additional information can be found at www.xcerra.com or at each product group's website; www.atg-lm.com, www.ectinfo.com, www.ltxc.com and www.multitest.com

Xcerra is a trademark of Xcerra Corporation.
All other trademarks are the property of their respective owners.

Xcerra Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

ASSETS	April 30, 2015	July 31, 2014

Current assets
Cash and cash equivalents	$ 73,480	$ 59,269
Marketable securities	57,091	39,659
Accounts receivable - trade, net	78,653	88,081
Accounts receivable - other, net	321	99
Inventories, net	63,772	69,670
Prepaid expenses and other current assets	7,525	9,308
Total current assets	280,842	266,086

Property and equipment, net	40,493	40,883
Intangible assets, net	11,397	11,565
Goodwill	43,900	43,030
Other assets	2,393	2,579
Total assets	$ 379,025	$ 364,143

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$ 2,190	$ 3,831
Accounts payable	28,616	29,617
Other accrued expenses	37,744	40,785
Deferred revenues	6,858	8,927
Total current liabilities	75,408	83,160

Term Loan	24,631	46,917
Subordinated Debt	--	18,000
Other long-term liabilities	10,784	11,447
Stockholders' equity	268,202	204,619
Total liabilities and stockholders' equity	$ 379,025	$ 364,143

Xcerra Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2015	2014	2015	2014

Net sales	$ 103,643	$ 105,424	$ 323,089	$ 206,547
Cost of sales	59,658	61,869	188,807	119,050
Gross profit	43,985	43,555	134,282	87,497

Engineering and product development expenses	16,261	17,579	47,947	46,258
Selling, general, and administrative expenses	21,010	23,295	62,904	52,133
Amortization of purchased intangible assets	446	540	1,486	1,157
Restructuring	530	1,422	1,468	3,581
Income (loss) from operations	5,738	719	20,477	(15,632)

Bargain purchase gain	--	--	--	8,621
Other income (loss), net	(33)	(768)	3,546	(663)
Income (loss) before provision for income taxes	5,705	(49)	24,023	(7,674)
Provision for income taxes	967	151	3,293	1,030
Net income (loss)	$ 4,738	$ (200)	$ 20,730	$ (8,704)

Net income (loss) per share:

Basic	$ 0.09	$ (0.00)	$ 0.39	$ (0.18)
Diluted	$ 0.09	$ (0.00)	$ 0.38	$ (0.18)

Weighted average shares outstanding:

Basic	54,548	48,356	53,333	48,156
Diluted	55,131	48,356	54,143	48,156

Xcerra Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(unaudited)
	Three Months	Basic	Diluted	Three Months	Basic and Diluted
	Ended	Earnings	Earnings	Ended	Earnings
	April 30, 2015	Per Share	Per Share	April 30, 2014	Per Share

GAAP net income (loss)	$ 4,738	$ 0.09	$ 0.09	$ (200)	$ (0.00)
Amortization of purchased intangible assets	446	0.01	0.01	540	0.01
Amortization of inventory step up for purchase accounting	--	--	--	1,615	0.03
Restructuring	530	0.01	0.01	1,422	0.03
Gain from financing activities (Other income, net)	--	--	--	--	--
Acquisition and integration related expenses	--	--	--	350	0.01
Bargain purchase gain	--	--	--	--	--
Non-GAAP net income (loss)	$ 5,714	$ 0.10	$ 0.10	$ 3,727	$ 0.08

Weighted average shares outstanding:		54,548	55,131		48,356

	Nine Months	Basic	Diluted	Nine Months	Basic and Diluted
	Ended	Earnings	Earnings	Ended	Earnings
	April 30, 2015	Per Share	Per Share	April 30, 2014	Per Share

GAAP net income (loss)	$ 20,730	$ 0.39	$ 0.38	$ (8,704)	$ (0.18)
Amortization of purchased intangible assets	1,486	0.03	0.03	1,157	0.02
Amortization of inventory step up for purchase accounting	1,991	0.04	0.04	2,692	0.06
Restructuring	1,468	0.03	0.03	3,581	0.07
Gain from financing activities (Other income, net)	(2,685)	(0.05)	(0.05)	--	--
Acquisition and integration related expenses	--	--	--	2,478	0.05
Bargain purchase gain	--	--	--	(8,621)	(0.18)
Non-GAAP net income (loss)	$ 22,990	$ 0.43	$ 0.42	$ (7,417)	$ (0.15)

Weighted average shares outstanding:		53,333	54,143		48,156
CONTACT: Investor Contact:

         Richard Yerganian,
         Vice President, Investor Relations
         Xcerra Corporation
         Tel. 781.467.5063
         Email rich.yerganian@xcerra.com